UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 12, 2023
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant's telephone number, including area code	Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue
Des Moines, Iowa 50309-2580
515-242-4300

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street, Suite 1900
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None
PACIFICORP	None

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

As previously reported, following a series of wildfires in Oregon in September 2020, a group of 17 plaintiffs filed a class action in Oregon state court (Jeanyne James et al. v. PacifiCorp et al., Case No. 20CV33885, Circuit Court, Multnomah County) ("James Case"), alleging that PacifiCorp, an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (the "Company"), was responsible for four of those wildfires (the Santiam Canyon, Echo Mountain Complex, South Obenchain and Two Four Two wildfires). The trial in the James Case began on April 24, 2023; and, on June 12, 2023, the jury found PacifiCorp liable to the 17 individual plaintiffs and to the class with respect to those four wildfires and awarded the 17 individual plaintiffs approximately $72 million in economic ($4 million) and noneconomic ($68 million) damages. On June 14, 2023, the jury further awarded the individual plaintiffs and the class 0.25 times the compensatory damages in punitive damages, resulting in approximately $18 million in punitive damages with respect to the individual plaintiffs. Judgment has not yet been entered on the jury's verdict, and once it is entered PacifiCorp expects that enforcement of the judgment will be stayed during the appeals process.

PacifiCorp is currently evaluating the impact of the jury's findings and damage awards on its previously recorded estimated probable losses. The number of claimants with respect to those four wildfires, and the amount of their claims, if any, have not been determined as of the date hereof. Further, the process for determining such claimants and the amounts of their claims has not yet been established.

PacifiCorp intends to vigorously appeal the jury's findings and damage awards, including whether the case can proceed as a class action. PacifiCorp is unable to predict the outcome of any such appeals or further actions, but believes such appeals or further actions likely will take several years. There can be no assurance that final determinations in these actions, if adverse, could not, in the aggregate, have a material adverse effect on PacifiCorp's financial condition.

From time to time, PacifiCorp may post information related to the wildfire litigation in the About section of its website (at https://www.pacificorp.com), and such information may also be posted in the Investors section of the Company's website (at https://www.brkenergy.com). Any information available on or through PacifiCorp's or the Company's website is not part of this Form 8-K and the foregoing web addresses are included as inactive textual references only. Neither PacifiCorp nor the Company undertakes any obligation to update or revise any such information, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report (including exhibits) contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to developments in the wildfire litigation, a matter that by its nature is very likely to change, is unpredictable and will continue to evolve over time, as well as the impact of such proceedings on the Company's and PacifiCorp's operating results, cash flows, and liquidity. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "intend," "potential" and similar terms. These statements are based upon the Company's and PacifiCorp's current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of the Company and PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in the Company's and PacifiCorp's filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. The Company and PacifiCorp undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: June 16, 2023
/s/ Calvin D. Haack
Calvin D. Haack
Senior Vice President and Chief Financial Officer

PACIFICORP
Date: June 16, 2023
/s/ Nikki L. Kobliha
Nikki L. Kobliha
Vice President, Chief Financial Officer and Treasurer

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